UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2012

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Blvd., Pleasanton, CA 94588
(Address of principal executive offices)

(Registrant’s telephone number, including area code):  (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 26, 2012, Simpson Manufacturing Co., Inc. announced its first quarter 2012 results in a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (“Annual Meeting”) was held on April 25, 2011. The following nominees were elected as directors by the votes indicated:

	Total Votes	Total Votes
	for Each	Withheld from	Broker	Term
Name	Director	Each Director	Non-Votes	Expires*

Jennifer A. Chatman	25,947,341	10,417,022	9,348,604	2015
Robin G. MacGillivray	25,571,850	10,792,513	9,348,604	2015
Barclay Simpson	24,038,372	12,325,991	9,348,604	2015

______________
* The term expires on the date of the Annual Meeting in the year indicated.

The terms as directors of Thomas J Fitzmyers, Earl F. Cheit, Gary M. Cusumano, Peter N. Louras, Jr. and Barry Lawson Williams continued after the meeting.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2012 was adopted at the Annual Meeting by the votes indicated:

			Broker
For	Against	Abstain	Non-Votes

44,595,663	1,102,949	14,355	N/A

Our stockholders approved, in an advisory (non-binding) vote, the compensation of our Named Executive Officers. The result of the advisory (non-binding) vote on the compensation of our Named Executive Officers was as follows:

			Broker
For	Against	Abstain	Non-Votes

35,442,071	824,593	97,699	9,348,604

Item 9.01  Financial Statement and Exhibits

Exhibit Number	Description

Exhibit 99.1	Press release dated April 26, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE: April 26, 2012	By:	/s/ Brian J. Magstadt
Brian J. Magstadt
Chief Financial Officer

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